EXHIBIT 5.1
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                            GERGOSIAN & GRALEWSKI LLP
                                  [LETTERHEAD]

                                 August 13, 2007

Semotus Solutions, Inc.
718 University Avenue, Suite 202
Los Gatos, California 95032

Re:  Semotus Solutions, Inc.
     Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Semotus Solutions, Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 177,853 shares of your common stock, par value $0.01 per share (the "Shares"). We understand that the Shares are to be offered and sold by the selling stockholder to the public from time to time in the manner described in the Registration Statement.

     In so acting, we have examined the Registration Statement, and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, or such documents, records, certificates and other instruments as In our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies or telecopies. We have not made an independent examination of the laws of any jurisdiction other than the Nevada Corporation Law and the federal laws of the United States, and we do not express or imply any opinions in respect to the laws of any other jurisdiction. The opinions expressed herein are based on legislation and regulations in effect on the date hereof.

     Based on and subject to the foregoing, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and to compliance with such securities or "blue sky" laws of any jurisdiction as may be applicable) the Shares have been validly issued and are fully paid and non-assessable..

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.


                                                  Sincerely,

                                                  GERGOSIAN & GRALEWSKI LLP